Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

Each of the entities below hereby agree to the joint filing on behalf of each of them of this Schedule 13G, as well as all future amendments to this Schedule 13G, with respect to securities of Vista Oil & Gas, S.A.B. de C.V., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 19, 2019.

Kensington Investments B.V.

By:	/s/ C.H.F.D. Karssen
Name:	C.H.F.D. Karssen
Title:	Director A

By:	/s/ Mohamed Ali Al Dhaheri
Name:	Mohamed Ali Al Dhaheri
Title:	Director B

Abu Dhabi Investment Council Company P.J.S.C.

By:	/s/ Khalifa Sultan Al Suwaidi
Name:	Khalifa Sultan Al Suwaidi
Title:	Authorized Signatory

By:	/s/ Omar Liaqat
Name:	Omar Liaqat
Title:	Authorized Signatory

[Signature Page to Agreement Regarding The Joint Filing of Schedule 13G]